Exhibit 99.1

Yoshiharu Global Secures $4.4 Million Investment to Accelerate Expansion into Real Estate

Funding to Support Company’s Entry into the Real Estate Investment and Development Sector

BUENA PARK, CA – August 4, 2025 – Yoshiharu Global Co. (NASDAQ: YOSH) (the “Company”), today announced that it has secured a $4.4 million investment from the Open Innovation Fund, an overseas investment fund. The funding will primarily be used to support Yoshiharu’s expansion into real estate investment and development, as the company seeks to establish a new growth engine beyond its core restaurant operations.

Alongside ongoing efforts to restructure its existing food and beverage business for improved profitability, Yoshiharu is pursuing a long-term strategy to transition toward an asset-backed revenue model. This investment marks a key milestone in that transformation, strengthening the company’s financial foundation and diversifying its portfolio.

The convertible note (the “Note”) will carry a 7.0% annual interest rate, a 3-year maturity, and will be secured by a subordinated lien on the Company’s interest in any real property acquired with the proceeds of the Note.

Ji-Won Kim, CEO of Yoshiharu, commented, “This investment is more than just capital — it represents a meaningful step in Yoshiharu’s evolution as a company,” said Ji-Won Kim, CEO of Yoshiharu Global. “We look forward to creating long-term value through strategic expansion and a renewed focus on sustainable growth.”

About Yoshiharu Global Co.

Yoshiharu is a fast-growing restaurant operator expanding into the real estate investment and development sector. Specializing in Japanese ramen, Yoshiharu gained recognition as a leading ramen restaurant in Southern California within six months of its 2016 debut and has continued to expand its top-notch restaurant service across Southern California and Las Vegas, currently owning and operating 15 restaurants.

For more information, please visit www.yoshiharuramen.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our filings with the SEC including our Form 10-K for the year ended December 31, 2024, and subsequent reports we file with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Larry W Holub

Director

MZ North America

YOSH@mzgroup.us

312-261-6412